UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida

000-28179

59-3404233

(State or other jurisdiction

           (Commission File Number)

(IRS Employer

of incorporation)

Identification Number)

Suite 2000 - 1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 12.

Results of Operations and Financial Condition.

On March 31, 2008, the Registrant announced financial results for the year ended December 31, 2007.  A copy of the press release is attached hereto as an exhibit.

Item 7.

Financial Statements and Exhibits.

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

Abdul Ladha

Abdul Ladha, Chief Executive Officer

Dated:  March 31, 2008

Exhibit 99

PRESS RELEASE

ABLEAUCTIONS ANNOUNCES 2007 FINANCIAL RESULTS

OJAI, CALIFORNIA – March 31, 2008 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today the results of operations for the year ended December 31, 2007.

FINANCIAL SUMMARY:

The Company reported revenue of $4,938,918 for the year ended December 31, 2007 compared to $6,243,865 for the year ended December 31, 2006, a decrease of 21% from the previous year.

The Company reported a net loss of $693,258 or $(0.011) per share for the year ended December 31, 2007 compared to net income of $167,233 or $0.003 per share in 2006.  The loss for the year ended December 31, 2007 is attributed to a write-down of inventory in the amount of $163,415, depreciation in the amount of $194,737, and a write-down of $225,111 to accounts receivable primarily due to the bankruptcy of an auction house located in the U.S.

Shareholders’ equity, defined as the carrying amount of the Company’s assets minus its liabilities, increased to $14,012,307 at December 31, 2007 from $12,890,232 at December 31, 2006.

MANAGEMENT’S REVIEW OF RESULTS:

Commenting on the 2007 results, Abdul Ladha, President and Chief Executive Officer of Ableauctions.com Inc. said, "We have maintained profitability over the last several years as result of prudent management and innovative approaches to enhancing our business model.   This year, while our shareholders equity has grown, we have incurred an operating loss of $693,258.  This loss can be attributed to two main factors; the downturn in the general economy of the United States and the shift in our investment strategy.

We derive most of our revenues, both from our liquidation and auction broadcast services, from the United States.  Revenues from our liquidation sector dropped sharply, by 27%, in 2007 as our existing and potential customers remained conservative in their spending, especially in the fourth quarter, as the United States economy struggled and continues to be challenged in the near term.  Revenues from our auction broadcast services, iCollector and NAALive, remained substantially unchanged despite a significant loss incurred from the insolvency of an auction house located in the U.S.

We are adjusting accordingly and concentrating on prudent capital management while retaining a focus on building new revenue streams, maintaining cutting-edge technological capabilities, and developing our Canadian based projects.

In an effort to expand our business, we develop real estate and make short term loans.  The returns on our investments, real property development and lending help to support the development of our liquidation and auction businesses, including the development of new technologies for use by our on-line businesses.  In 2007, we realized lower investment income as we shifted the focus of our investment portfolio from loans and securities, which tend to have shorter return cycles, to real-estate development projects, which have longer return cycles.  In the absence of a shift in investment strategy, we may have realized greater investment income that could have offset some of the losses from operations we experienced during the 2007 fiscal year.  However, we believe that income from our development projects will be greater over time.

On a positive note, we have recently seen an increase in activity on a number of new opportunities we have been pursuing over the last few years.  We also expect revenue in 2009 to quadruple to over $20 million from our real-estate development projects in British Columbia if we are able to successfully complete the development of our properties.  We have added a number of key individuals to our operations to assist us in further developing and executing our business strategy in the U.S. and Canada and we believe that we are well positioned and have sufficient capital resources to survive the economic downturn.”

FINANCIAL DETAILS:

The Company reported revenue of $4,938,918 for the year ended December 31, 2007 compared to $6,243,865 for the year ended December 31, 2006, a decrease of 21% from the previous year.  Due to the downturn in the U.S. economy, the Company experienced a 27% decrease in revenue from its liquidation services.  Revenues from the Company’s liquidation services totaled $3,574,616 during the 2007 fiscal year as compared to $4,917,198 during the 2006 fiscal year.  Revenue from the Company’s auction operations, iCollector and NAALive, remained substantially unchanged.

The decrease in liquidation services revenue, which currently accounts for approximately 72% of the Company’s total revenue, is the result of a decrease in demand for liquidation inventory from top retailers in the U.S.  In order to weather the loss of revenues during the economic downturn, the Company has implemented strong cost controls in order to reduce recurring operating expenditures and is considering ways in which it might expand its operations in order to supplement revenue.  If the U.S. economy does not experience a significant recovery during the 2008 fiscal year, the Company expects that its operations will continue to be adversely affected.

The Company reported gross profit of $1,958,697 or 40% of total revenue for the year ended December 31, 2007, compared to $2,375,466 or 38% of total revenue for the year ended December 31, 2006.   The marginal increase in gross profit as a percentage of revenue is a result of improvements in the pricing and product offerings of its liquidation operations.  The increase also reflects the performance of the Company’s higher-profit auction broadcasting services group, the growth of which outperformed the growth of the liquidation services groups during the fiscal year ended December 31, 2007.

The Company’s overall operating expenses for the year remained substantially unchanged. The Company’s operating expenses totalled $2,994,064, or 61% of net revenues for the year ended December 31, 2007 as compared to $2,816,617, or 45% of net revenues for the year ended December 31, 2006.  As a percentage of revenues, operating expenses increased significantly due to the decrease in revenue experienced in 2007.  Management believes that the implementation of cost controls in order to reduce recurring operating expenditures and any expansion of its operations may result in increased revenue, which would improve the ratio of operating expenses to revenues.

The Company reported a net loss of $693,258 or $(0.011) per share for the year ended December 31, 2007 compared to net income of $167,233 or $0.003 per share in 2006.  The loss for the year ended December 31, 2007 is attributed to a write-down of inventory in the amount of $163,415, depreciation in the amount of $194,737, and a write-down of $225,111 to accounts receivable primarily due to the bankruptcy of an auction house located in the U.S.

Shareholders’ equity, defined as the carrying amount of the Company’s assets minus its liabilities, increased to $14,012,307 at December 31, 2007 from $12,890,232 at December 31, 2006.

About Ableauctions.com

Ableauctions.com Inc. (AMEX “aac”) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com and Unlimited Closeouts.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world through eBay Live Auctions.

As a liquidator, the Company, through Unlimited Closeouts, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and the Company's business strategy. The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, management, financing, competition, on-line auction business, our ability to implement or manage our expansion strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company does not realize nor book the full revenue of auctions that it facilitates in its financials, only the net auction fees, that can vary from time-to-time, that it realizes.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

	DECEMBER 31

	2007	2006
ASSETS
Current
Cash and cash equivalents	$1,594,657	$1,004,558
Accounts receivable – trade, net of allowance	888,199	1,406,250
Employee receivable	298,464	30,514
Mortgages and loans receivable	1,009,846	4,092,852
Inventory	817,448	860,643
Prepaid expenses	37,055	47,849
Notes receivable	-	1,931
	4,645,669	7,444,597

Other receivable	215,067	99,961
Deposits	388,212	-
Intangible Asset	355,759	430,534
Property and Equipment	3,183,055	2,857,322
Property Held for Development	4,124,221	1,455,031
Investment in Joint Venture	1,507,403	1,237,269

	$14,419,386	$13,524,714
LIABILITIES
Current
Accounts payable and accrued liabilities	$398,629	$85,788
Deferred revenue	8,450	-
Bank loan	-	548,694
	407,079	634,482
STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued and outstanding:
65,348,009 common shares at December 31, 2007
62,406,834 common shares at December 31, 2006	65,348	62,406
Additional paid-in capital	37,881,636	37,319,119
Deficit	(25,380,855)	(24,687,597)
Accumulated Other Comprehensive Income	2,115,740	196,304
Treasury Stock, at cost (2007: 3,585,376 shares)	(669,562)	-
	14,012,307	12,890,232
Contingent Liabilities
Commitments	$14,419,386	$13,524,714

Approved By The Directors:

“Abdul Ladha”

“Barrett Sleeman”

The accompanying notes are an integral part of these consolidated financial statements

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

DECEMBER 31, 2007

	YEAR ENDED DECEMBER 31

	2007	2006

Net Revenues
Sales & Commissions	$4,938,918	$6,243,865
Cost of Revenues	2,980,221	3,868,399
Gross Profit	1,958,697	2,375,466

Investment Income	397,977	541,006

	2,356,674	2,916,472
Operating Expenses
Accounting and legal	124,973	151,174
Advertising and promotion	60,990	109,491
Automobile and travel	77,056	99,103
Bad debts	225,111	12,664
Commission	423,564	863,736
Depreciation and amortization of fixed assets	194,737	180,504
Insurance	37,615	32,326
Interest	52,012	33,786
Investor relations and shareholder information	111,906	28,690
Management fees, salaries and benefits	1,243,207	992,017
Office and administration	112,821	107,968
Rent, utilities and maintenance	170,070	84,711
Telephone and internet	160,002	120,447
	2,994,064	2,816,617
(Loss) from Operations	(637,390)	99,855

Other Items
Foreign exchange gain (Loss)	(67,221)	42,660
Share of net income of joint venture	11,353	-
Loss on sale of Asset	-	(1,413)
Gain on sale of property held for development	-	26,131
	(55,868)	67,378

(Loss) for the Year	$(693,258)	$167,233

Basic (loss) Earnings per Share	$(0.011)	$0.003
Diluted (loss) Earnings per Share	$(0.011)	$0.003

Weighted Average Number of Shares Outstanding:
Basic	63,775,539	62,406,834
Diluted	63,775,539	62,406,834

The accompanying notes are an integral part of these consolidated financial statements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME

DECEMBER 31, 2007

	YEAR ENDED DECEMBER 31

	2007	2006

(Loss) Income for the Year	$(693,258)	$167,233

Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustments	1,919,436	(154,180)

Consolidated Comprehensive Income	$1,226,178	$13,053

Basic and Diluted Comprehensive Earnings per Share	$0.019	$0.000

The accompanying notes are an integral part of these consolidated financial statements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

DECEMBER 31, 2007

	YEAR ENDED DECEMBER 31

	2007	2006
Cash Flows from Operating Activities
(Loss) Income for the year from continuing operations	$(693,258)	$167,233
Non-cash items included in net loss:
Depreciation and amortization	194,737	180,504
Stock-based compensation	37,224	51,848
Loss on sale of asset	-	1,413
Joint Venture Income	(11,353)
Gain on sale of property held for development	-	(26,131)
	(472,650)	374,867
Changes in operating working capital items:
(Increase) Decrease in accounts receivable	599,478	143,317
(Increase) Decrease in inventory	126,418	406,134
(Increase)Decrease in prepaid expenses	13,256	220,509
Decrease in marketable securities	-	3,091,017
(Increase) Decrease in employee receivable	(256,902)	(30,514)
Increase (Decrease) in accounts payable and accrued liabilities	221,939	6,400
Increase (Decrease) in deferred revenue	7,188	-
	238,727	4,211,730
Cash Flows from Investing Activities
Purchase of property and equipment, net	(34,267)	(28,882)
Purchase of property held for development	(1,816,545)	(92,133)
Proceeds from sale of property held for development	-	322,134
Loan advances	(186,464)	(3,017,522)
Loan repayments	3,420,332	1,080,139
Investment in intangible assets	-	(127,634)
Investment in joint venture	-	(1,237,269)
Other receivables	(82,977)	(99,961)
Deposits	(361,435)	-
Note receivable	1,931	3,237
	940,575	(3,197,891)
Cash Flows from Financing Activities
Proceed from bank loan	-	548,694
Repayment of Bank Loan	(548,694)	(1,395,349)
Exercise of stock options	-	36,000
Proceeds from issuance of capital stock, net	528,235
Purchase of treasury stock	(669,562)
	(690,021)	(810,655)

Effect of Exchange Rates on Cash	100,818	(154,180)
Change in Cash and Cash Equivalents for the Year	489,281	203,184
Cash and Cash Equivalents, Beginning Of Year	1,004,558	955,554
Cash and Cash Equivalents, End of Year	$1,594,657	$1,004,558

Supplemental Disclosures With Respect To Cash Flows (Note 13)

The accompanying notes are an integral part of these consolidated financial statements